FORM 10-K/A-2
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

(Mark One)

[X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1993
                                  OR
[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from ___________ to ______________

Commission File Number 1-06124

                           LONE STAR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                              No. 13-0982660
  (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)                Identification No.)

300 First Stamford Place, P O Box 120014, Stamford, CT 06912-0014
        (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code   203-969-8600

Securities registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange
            Title of each class           on which each class registered

      Common Stock, par value $1                New York Stock Exchange
      per share

      Common Stock Purchase Warrants            New York Stock Exchange

      10% Senior Notes Due 2003                 New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                          Yes   X             No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

In December, 1990, registrant and certain of its wholly-owned subsidiaries each filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York. The registrant's Plan of Reorganization became effective on April 14, 1994 and on that date all of its old equity securities were cancelled and new equity securities issued to holders of claims in the Bankruptcy and holders of old equity securities.

Aggregate market value of voting stock held by non-affiliates of the registrant at September 21, 1994: approximately $139,460,000.

The number of shares outstanding of each of the registrant's classes of common stock as of September 21, 1994: new common stock, par value $1 per share - 12,000,000 shares. 1





     1 Includes 578,508 shares of common stock which pursuant to the Plan of Reorganization will be distributed to pre-petition unsecured creditors and holders of pre-petition equity interests, but which have not been issued as of September 21, 1994. Does not include (i) 4,003,333 shares of common stock reserved for issuance upon exercise of Lone Star Common Stock Warrants and
(ii) 750,000 shares of Common Stock reserved for issuance upon exercise of options granted or to be granted under registrants' stock option plans.